SITE ACCESS LICENSE AGREEMENT


                  THIS SITE ACCESS LICENSE AGREEMENT is made this 31st day of May, 2001 (the "Effective Date"), by and between Miravant Medical Technologies, a Delaware corporation ("Licensee"), and The Pharmacia & Upjohn Company, a Delaware corporation ("Licensor").


                                           W I T N E S S E T H:

                  WHEREAS, Licensor and Licensee have executed and delivered, each to the other, a Sublease Assignment Agreement, dated as of the date of this Agreement (the "Sublease Assignment Agreement"), in which Licensee has agreed to assign to Licensor, through the Sublease Termination Date (as defined in the Sublease Assignment Agreement), Licensee's entire right, title and interest in and to that certain Sublease, dated June 10, 1992 (as amended), between Raytheon Corporation and Licensee, relating to the Premises (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                                    ARTICLE I
                                   Definitions

                  As used in this Agreement, the following terms shall mean as follows:

                  "Agreement" shall mean, collectively, this Site Access License Agreement and the Site Access Protocols.



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                  "Bankruptcy" shall mean with respect to any Party: (i) such
Party making an assignment for the benefit of creditors or admitting in writing its inability to pay its debts when due; (ii) the commencement by or against such Party of any liquidation, dissolution, bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors, or the appointment for such Party of a receiver, liquidator, custodian or trustee; (iii) the entry of an order for relief against such Party under Title 11 of the United States Bankruptcy Code or any successor provisions; or (iv) if any of the events referred to in this paragraph occur involuntarily, the failure of same to be dismissed, stayed or discharged within ninety (90) days.

                  "Environmental Claim" shall mean any written claim, proceeding, suit, complaint, or notice of violation alleging violation of, or liability under, any Environmental Laws.

                  "Environmental Costs" shall mean any and all Losses which may be imposed upon, incurred by or asserted or awarded against any person in connection with or arising from (i) any failure or alleged failure of the Premises or Licensee's activities or operations at or on the Premises to comply with any Environmental Law, (ii) the presence or alleged presence of any Hazardous Materials on, in, under, emitted from, or alleged exposure affecting all or any portion of, the Premises (or any condition resulting therefrom) or
(iii) the transportation or presence at any other location of Hazardous Materials relating to the Premises (or any condition resulting therefrom), including any such Costs incurred as a result of any natural resource damages, or any violation of Environmental Laws or any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work.

                  "Environmental Laws" shall mean any applicable federal, state or local laws, statutes, regulations, codes, ordinances, permits, decrees, orders or common law relating to, or imposing standards regarding, the protection, health or safety (in either case as relating to the environment) or the protection of the environment.

                  "Environmental Liability" shall mean any Environmental Costs arising out of any claim, legal action, suit, arbitration, governmental investigation, action or other legal or administrative proceeding related to the ownership or operation of the Premises under any Environmental Law and arising from an event or condition constituting a violation of Environmental Law or a Release or alleged Release of a Hazardous Material at or on the Premises.

                  "Hazardous Materials" shall mean any hazardous or toxic substance or any material or waste defined, listed, or classified as such or otherwise regulated under any Environmental Law, including friable asbestos, lead, petroleum, and polychlorinated biphenyls.

                  "Licensee Indemnified Parties" shall have the meaning specified in Section 4.1(b).



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                  "Licensor Indemnified Parties" shall have the meaning
specified in Section 4.1(a).

                  "Loss" shall mean any damage, claim, loss, charge, action, suit, proceeding, deficiency, tax, interest, penalty and reasonable costs and expenses (including reasonable attorneys' fees).

                  "Party" shall mean any signatory to this Agreement or its assignees or successors.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Premises" shall mean that certain free standing industrial building located at 7408 Hollister Avenue, Goleta, California, comprising approximately 18,900 square feet.

                  "Release" shall be defined as that term is defined in 42 U.S.C.ss.9601 (22).


                  "Site Access Protocols" shall have the meaning specified in
Section 2.2.

                  "Sublease Assignment Agreement" has the meaning set forth in the Recitals.

                  "Third Party Claim" shall mean a claim or demand made against Licensor by any Person who is not a Party.


                                   ARTICLE II
                        License and Site Access Protocols

                  2.1 Grant of License. Licensor hereby grants to Licensee and its employees and visitors a fully paid license, for the term of this Agreement, to enter upon and conduct the business activities of Licensee in and upon the Premises, subject to the Site Access Protocols.



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                  2.2  Site Access Protocols. During the 30 days following
the date of this Agreement, Licensor and Licensee shall cause their respective representatives to negotiate in good faith and to develop jointly a set of written, reasonable and mutually acceptable terms, conditions, rules, guidelines, protocols and arrangements concerning Licensee's access to and activities upon the Premises (such terms, conditions, rules, guidelines, protocols and arrangements collectively, as they may be from time to time amended, the "Site Access Protocols"). Licensee and Licensor intend that the Site Access Protocols will address, among other things, security, safety and signage issues and will delineate the portions of the Premises used primarily by Licensee and the portions of the Premises used primarily by Licensor. Licensee and Licensor shall negotiate in good faith, from time to time, concerning any amendments or modifications to the Site Access Protocols.


                                   ARTICLE III
                              Term and Termination

                  3.1 Term. The term of this Agreement shall commence on June 1, 2001 and end on the earlier of December 31, 2003 and the date as of which this Agreement is terminated in accordance with Section 3.2.

                  3.2 Termination. This Agreement may be terminated as follows:


     a. Licensor may terminate this Agreement (i) at will, on 180 days' written notice, or (ii) in the event of any of the following occurrences:

     (A) a breach of this Agreement by Licensee which has not been cured within 30 days following the giving of written notice of such breach to Licensee by Licensor; or

     (B) the bankruptcy of Licensee or any of its subsidiaries.

     b. Licensee may terminate this Agreement (i) at will, on 180 days' written notice, or (ii) in the event of any of the following occurrences:

     (A) a breach of this Agreement by Licensor which has not been cured within 30 days of written notice of such breach to Licensor by Licensee; or

     (B) the bankruptcy of Licensor or any of its subsidiaries.


                                   ARTICLE IV
                                 Indemnification



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                  4.1  Indemnification. (a) Licensee agrees to indemnify,
defend and hold Licensor and its affiliates and their respective directors, officers, employees, agents and representatives (collectively, the "Licensor Indemnified Parties") harmless from and against any Loss to which Licensor may become subject arising out of, by reason of or otherwise in connection with (i) any Third Party Claims arising out of the grant of the license contemplated by this Agreement, (ii) the use by Licensee of, or activities performed by Licensee on, the Premises, (iii) Licensee's breach of this Agreement, (iv) any and all Environmental Costs and Environmental Liabilities, except those directly attributable to the acts of the Licensor Indemnified Parties while on the Premises, and (v) any and all Third Party Claims made by directors, officers, employees or invitees of Licensee or its affiliates made with respect to events occurring on the Premises. Notwithstanding any provision in this Agreement to the contrary, Licensee shall not be liable under this Section 4.1 for any consequential, special or punitive damages (including but not limited to lost profits), except to the extent that such consequential, special or punitive damages relate to a Loss resulting from a Third Party Claim.

                  (b) Licensor agrees to indemnify, defend and hold Licensee and its affiliates and their respective directors, officers, employees, agents and representatives (collectively, the "Licensee Indemnified Parties") harmless from and against any Loss to which Licensee may become subject arising out of, by reason of or otherwise in connection with (i) the use by Licensor of, or activities performed by Licensor on, the Premises, (ii) Licensor's breach of this Agreement, and (iii) any and all Third Party Claims made by directors, officers, employees or invitees of Licensor or its affiliates made with respect to events occurring on the Premises. Notwithstanding any provision in this Agreement to the contrary, Licensor shall not be liable under this Section 4.1 for any consequential, special or punitive damages (including but not limited to lost profits), except to the extent that such consequential, special or punitive damages relate to a Loss resulting from a Third Party Claim.

                  4.2 Third Party Claims. If a Third Party Claim is made against any Licensor Indemnified Party or Licensee Indemnified Party (any, an "Indemnitee") with respect to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party which is or may be required pursuant to Section 4.1 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.


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                  If a Third Party Claim is made against an Indemnitee, the
Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided agreements, documents, books, records, files and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

                  If the Indemnifying Party acknowledges in writing responsibility under this Section 4.2 for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee.

                  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                  4.2 Remedies and Payments. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by Indemnitee of any other rights or the seeking of any and all other remedies against the Indemnifying Party. Indemnification required by this Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or any Loss is incurred. If Indemnifying Party fails to make an indemnification payment required by this Article IV within 30 days after receipt of a bill therefore, the Indemnifying Party shall also be required to pay interest on the amount of such indemnification payment, from the date of receipt of the bill to, but not including the date of payment, at the prime lending rate announced from time to time by Citibank, N.A.

                  4.3      Survival.  The Parties' obligations under this
Article IV shall survive the termination of this Agreement.


                                    ARTICLE V
                                  Miscellaneous

                  5.1. Specific Performance. Each Party acknowledges that one Party will have no adequate remedy at law if the other Party fails to perform any of its obligations under this Agreement. In such event, each Party agrees that the other Party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement and agrees to take no action to oppose the other Party's seeking such remedy.

                  5.2. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party hereto, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. Any waiver by any Party hereto of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any subsequent breach.

                  5.3. Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a Party at its address as indicated below or such other address as such Party may specify in a notice to each other Party hereto. A communication, demand or notice given pursuant to this Agreement shall be addressed:

                  If to Licensor:

                  Pharmacia Corporation
                  100 Route 206 North
                  Peapack, New Jersey 07977
                  Attn:  General Counsel
                  Fax:   (908) 901-o

                  with a copy  (which, in and of itself, shall not constitute notice) to:

                  Matthew G. Hurd
                  Sullivan & Cromwell
                  1870 Embarcadero Road
                  Palo Alto, California  94303
                  Fax:   (650) 461-5700

                  If to Licensee:

                  Miravant Medical Technologies
                  336 Bollay Drive
                  Santa Barbara, California 93117
                  Attn:  Gary S. Kledzik
                  Fax:   (805)685-6038

                  with a copy (which, in and of itself, shall not constitute notice) to:

                  Joseph E. Nida
                  Nida & Maloney, LLP
                  800 Anacapa Street

                  Santa Barbara, California  93101
                  Fax: (805) 568-1955

or, as to any Party, to such other address as shall be designated by such Party in a prior written notice to each other Party similarly given.

                  5.4. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties named herein and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties or their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  5.5. Entire Agreement; Amendments. This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the Party against whom any waiver, change, amendment, modification or discharge may be sought.

     5.6.  Headings.  The section and other headings contained in this Agreement
are  for   reference   purposes  only  and  shall  not  affect  the  meaning  or
interpretation of this Agreement.

     5.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     5.8. Governing Law. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under California principles of conflicts of laws).

     5.9. Relationship. Nothing in this Agreement shall be construed to render Licensor and Licensee partners or joint venturers or to impose upon any of them any liability as such.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date herein above indicated.

                                                      MIRAVANT TECHNOLOGIES

                                                  By:  _________________________
                                                       Name:
                                                       Title:


                                                  THE PHARMACIA & UPJOHN COMPANY

                                                  By:  _________________________
                                                       Name:
                                                       Title: